Exhibit 99.1
Asure Announces Fourth Quarter and Full Year 2020 Results
AUSTIN, TX – March 11, 2021 – Asure (NASDAQ: ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, reported results for the fourth quarter and full year ended December 31, 2020.
“Our increased focus on small business is paying off as new customer additions exceeded losses with broader adoption of multiple solutions, driving revenue growth in the fourth quarter. Although the COVID-19 pandemic continues to impact our top line, resulting in unfavorable year-over-year comparisons, revenue, non-GAAP HCM EBITDA, and non-GAAP HCM EPS all increased from third-quarter 2020. The high-caliber sales representatives we added in the second half of 2020 helped us achieve encouraging results during a difficult economic landscape. We are particularly pleased with the growth in number of customers added and are cautiously optimistic that gradually improving unemployment rates will serve as a tailwind, leading to increased revenue over time. Furthermore, we hope to generate positive organic growth in 2021 and have not changed our strategic goal of targeting 10% organic and 10% acquired growth. As an essential small business, Asure remains committed to helping our more than 70,000 indirect and 10,000 direct small-business customers grow in this challenging environment,” said Chairman and CEO Pat Goepel.

Fourth Quarter 2020 Key HCM Highlights

•HCM revenue of $16.4 Million, up 3% sequentially from third-quarter 2020
•Non-GAAP HCM EBITDA of $1.1 Million, up 13% sequentially from third-quarter 2020
•Non-GAAP HCM EPS of $0.00, up three cents sequentially from third-quarter 2020
•Small-business HCM bookings increased more than 100% year-over-year
•Total HCM bookings increased 13% year-over-year
•COVID-19 Resource Center and webinars continues to benefit tens of thousands of small-businesses

Fourth Quarter and Full Year 2020 Financial Summary

	For the three months ended December 31			For the year ended December 31
In thousands, except per share data	2020	2019	Change (%)	2020	2019	Change (%)
REVENUE
GAAP Revenue (HCM)	16,430	17,612	(6.7)%	65,507	73,150	(10.4)%

GROSS PROFIT
GAAP Gross Profit (HCM)	9,806	8,175	20.0%	38,093	43,314	(12.1)%
GAAP Gross Margin (HCM)	59.7%	46.4%	28.6%	58.2%	59.2%	(1.8)%

Non-GAAP HCM Gross Profit	10,911	9,642	13.2%	42,477	47,389	(10.4)%
Non-GAAP HCM Gross Margin	66.4%	54.7%	21.3%	64.8%	64.8%	0.1%

EARNINGS
GAAP Net Income (Loss)	(5,842)	(26,932)	NM	(16,311)	(42,291)	NM
Non-GAAP HCM Net Income (Loss)	(69)	(2,534)	NM	3,260	392	NM
GAAP Net Income (Loss) per share	(0.36)	(1.72)	NM	(1.03)	(2.73)	NM
Non-GAAP HCM Net Income (Loss) per share	0.00	(0.16)	NM	0.20	0.03	NM

EBITDA
Non-GAAP HCM EBITDA	1,143	(335)	NM	7,850	12,976	(39.5)%
Non-GAAP HCM EBITDA Margin	7.0%	(1.9)%	NM	12.0%	17.7%	(32.4)%

_________
Notes:
•Loss from continuing operations. With the sale of the Workspace Management division on December 2, 2019, Asure has classified this business line as discontinued operations for the fiscal year 2019. As a result, Workspace Management is not included in GAAP revenue, GAAP gross profit, GAAP gross margin, and GAAP net income from continuing operations for the periods presented above. While discontinued operations are included in GAAP net income, it is not included in GAAP net income from continuing operations.
•Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.
•Historical non-GAAP HCM Net Earnings Per Share from Continuing Operations adjusted for 0% effective tax rate for comparison purposes.
•NM indicates Not Meaningful Information

Financial Commentary

“While our view on the overall U.S. economy’s impact on small business remains tempered, fourth quarter’s sequential improvements in financial results were encouraging. Asure has a clear strategy for growth and we are focused on its execution. Prior to filing today’s earnings release, we filed S-3 and S-4 registrations, which are not yet effective. While we have no immediate plans to raise capital under the universal shelf or to utilize the acquisition shelf for any particular transaction, these registration statements, once effective, will benefit the company and our stockholders by allowing us to quickly and opportunistically consummate strategic acquisitions," said CFO John Pence.

Asure delivered the following results (HCM only) for its fourth quarter ended December 31, 2020:

Revenue: Total revenue for the fourth quarter of 2020 was $16.4 million, a decrease of 7% from $17.6 million in the year-ago quarter. Revenue mix for the quarter was comprised primarily of recurring revenue, which represented 97% of total revenue with professional services, hardware and other revenue representing the remaining 3%.

Gross Profit: GAAP gross profit for the fourth quarter of 2020 was $9.8 million (59.7% margin), an increase from $8.2 million (46.4% margin) in the year-ago period. Non-GAAP HCM gross profit for the third quarter of 2020 was $10.9 million (66.4% margin), an increase from $9.6 million (54.7% margin) in the year-ago period.

Earnings (Loss) per Share: GAAP loss per share were $(0.36), compared with $(1.72) in the year-ago period. Non-GAAP HCM earnings per share were $0.00, compared with $(0.16) in the year-ago period.

Non-GAAP HCM EBITDA: Non-GAAP HCM EBITDA was $1.1 million (7.0% margin), representing an increase from $(0.3) million (-1.9% margin) in the year-ago period.

Fourth-Quarter Highlights

Closed Reseller Acquisition. On December 31, 2020, Asure purchased a small reseller focused on the northeast market.

Key Leadership Additions. Chief of Staff Todd Waletzki and Senior Vice President and General Manager, Tax & Compliance Yasmine Rodriguez each come to Asure with impressive track records and HCM expertise.

Public Offering of Common Stock. In December 2020, we received gross proceeds of approximately $21.7 million before deducting underwriting discounts and offering expenses from the sale of approximately 3.0 million shares of common stock.

Recent Business Events

S-3 and S-4 Registrations. Prior to filing today’s earnings release, Asure filed a universal shelf Registration Statement on Form S-3 and an acquisition shelf Registration Statement on Form S-4 with the Securities and Exchange Commission, neither of which have yet been declared effective by the Securities and Exchange Commission. The Company has no immediate plans to raise capital under the shelf Form S-3 or to utilize the shelf Form S-4 for an acquisition transaction and we cannot sell any securities or accept any offer to buy securities under these registration statements until they become effective.

Once declared effective, the universal shelf on Form S-3 will permit Asure to sell, in one or more public offerings, shares of newly issued common stock, shares of newly issued preferred stock, warrants or debt securities, or any combination of such securities, for proceeds in an aggregate amount of up to $150 million.

The acquisition shelf registration statement on Form S-4, once declared effective, will enable Asure to issue up to 12.5 million shares of its common stock in one or more acquisition transactions that the Company may make from time to time. These transactions may include the acquisition of assets, businesses or securities, whether by purchase, merger or any other form of business combination.

Special Note from Chairman and CEO

“It is with a heavy heart that we learned about the recent passing of our former board member and friend Charlie Lathrop. Our thoughts and prayers are with Charlie’s family,” said Mr. Goepel.

Conference Call Details

Asure management will host a conference call today, Thursday, March 11, at 4:30pm Eastern time (3:30pm Central time). Asure CEO Pat Goepel and CFO John Pence will host the conference call, followed by a question and answer session.

U.S. dial-in: (877) 853-5636
International dial-in: (631) 291-4544
Conference ID: 2037337

The conference call will be broadcast live and available for replay via the investor relations section of the company's website.

*Non-GAAP Financial Measures. This press release includes information about non-GAAP HCM Net Earnings (Loss), non-GAAP HCM Net Earnings (Loss) per share, non-GAAP EPS, non-GAAP tax rates, non-GAAP HCM gross profit, and non-GAAP HCM EBITDA (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP HCM EBITDA differs from GAAP net loss excludes items such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP HCM earnings (loss) per share differs from GAAP earnings per share in that it assumes a 0% non-GAAP tax rate, uses diluted share counts, and excludes items such as amortization, stock compensation, and one-time expenses.

Non-GAAP HCM gross profit differs from GAAP gross profit in that it excludes amortization, stock compensation, and one-time items.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the fourth quarter 2020 financial statements:

Quarterly and annual GAAP income statements for 2019 were recast as if the Workspace Management business, which was sold on December 2, 2019. Further, the Workspace Management GAAP income statements were recast into income from discontinued operations.

Stock-Based Compensation Expenses. The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-

based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles. The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments. Beginning in first quarter 2018, the company started using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses. The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, proforma adjustments of the impact of post-sale HCM restructuring, and relocation.

About Asure

Asure (NASDAQ: ASUR) sees Human Capital Management (HCM) through the lens of entrepreneurs and executives with an owner’s mentality. We help more than 80,000 small and mid-sized businesses develop their “Human Capital” to get to the next level, stay compliant, and allocate their time, money and technology toward growth. Asure HCM solution includes Asure Payroll & Tax, Asure HR, and Asure Time & Attendance. Our Asure HR Services offering ranges from online compliance tools to a fully outsourced HR department. Visit us at asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains and extended shut down of businesses, reductions in employment and an increase in business failures, specifically among our clients, the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; changes in the forgiveness provisions for loans under the Paycheck Protection Program; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com. Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

This press release refers to registration statements on Form S-3 and Form S-4 that have been filed with the Securities and Exchange Commission but have not yet become effective. Securities may not be sold nor may offers to buy be accepted prior the time the registration statements become effective.

© 2021 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$28,577	$28,826
Accounts and note receivable, net of allowance for doubtful accounts of $771 and $904 at December 31, 2020 and December 31, 2019, respectively	4,852	4,808
Inventory	449	656
Prepaid expenses and other current assets	3,284	8,551
Total current assets before funds held for clients	37,162	42,841
Funds held for clients	321,069	126,625
Total current assets	358,231	169,466
Property and equipment, net	8,281	7,867
Goodwill	73,958	68,697
Intangible assets, net	64,552	63,850
Operating lease assets, net	6,450	6,963
Other assets	3,951	3,224
Total assets	$515,423	$320,067
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$12,310	$2,571
Accounts payable	1,288	1,736
Accrued compensation and benefits	2,916	3,424
Operating lease liabilities, current	1,833	1,575
Other accrued liabilities	1,380	6,556
Contingent purchase obligation	3,880	—
Deferred revenue	5,838	5,500
Total current liabilities before client fund obligations	29,445	21,362
Client fund obligations	320,578	130,250
Total current liabilities	350,023	151,612
Long-term liabilities:
Deferred revenue	111	322
Deferred tax liability	888	336
Notes payable, net of current portion and debt issuance cost	12,225	24,142
Operating lease liabilities, noncurrent	5,366	5,937
Other liabilities	1,157	139
Total long-term liabilities	19,747	30,876
Total liabilities	369,770	182,488
Commitments and Contingencies (Notes 2 and 15)
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 44,000 and 22,000 shares authorized; 19,354 and 16,098 shares issued, 18,970 and 15,714 shares outstanding at December 31, 2020 and December 31, 2019, respectively	193	161
Treasury stock at cost, 384 shares at December 31, 2020 and December 31, 2019	(5,017)	(5,017)
Additional paid-in capital	419,827	396,102
Accumulated deficit	(269,954)	(253,642)
Accumulated other comprehensive loss	604	(25)
Total stockholders’ equity	145,653	137,579
Total liabilities and stockholders’ equity	$515,423	$320,067

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)

	Years Ended December 31
	2020	2019
Revenue:
Recurring	$63,315	$70,066
Professional services, hardware and other	2,192	3,084
Total revenue	65,507	73,150
Cost of sales	27,414	29,836
Gross profit	38,093	43,314
Operating expenses
Selling, general and administrative	36,340	41,535
Research and development	5,959	5,351
Amortization of intangible assets	9,547	11,765
Impairment of goodwill	—	35,060
Total operating expenses	51,846	93,711
Loss from operations	(13,753)	(50,397)
Interest expense and other, net	(2,221)	(16,005)
Loss from continuing operations before income taxes	(15,974)	(66,402)
Income tax expense (benefit)	337	(24,111)
Loss from continuing operations	(16,311)	(42,291)
Discontinued operations (Note 12)
Gain on disposal of discontinued operations	—	94,293
Income from operations of discontinued operations	—	3,498
Income tax expense	—	(25,499)
Gain on discontinued operations, net of taxes	—	72,292
Net income (loss)	(16,311)	30,001
Other comprehensive income (loss):
Change in unrealized gain on available for sale securities	629	6
Foreign currency translation loss	—	(597)
Comprehensive income (loss)	$(15,682)	$29,410

Basic and diluted loss per share from continuing operations
Basic	$(1.03)	$(2.73)
Diluted	$(1.03)	$(2.73)
Basic and diluted net income (loss) per share
Basic	$(1.03)	$1.93
Diluted	$(1.03)	$1.93
Weighted average basic and diluted shares
Basic	15,910,000	15,511,000
Diluted	15,910,000	15,511,000

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Years Ended December 31
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(16,311)	$30,001
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	16,169	18,165
Impairment of goodwill	—	35,060
Amortization of debt financing costs and discount	395	1,462
Provision for doubtful accounts	372	446
Provision (benefit) from deferred income taxes	551	(1,193)
Loss (gain) on extinguishment of debt	(138)	2,808
Gain on sale of discontinued operations	—	(94,293)
Share-based compensation	2,365	2,268
Loss on disposals of fixed assets	59	62
Change in fair value of contingent purchase consideration	1,135	—
Changes in operating assets and liabilities:
Accounts receivable	1,118	(1,446)
Inventory	11	(1,581)
Prepaid expenses and other assets	(911)	(3,113)
Accounts payable	(448)	(3,174)
Accrued expenses and other long-term obligations	(4,596)	5,649
Operating lease liabilities	(1,606)	(900)
Deferred revenue	128	5,662
Net cash used in operating activities	(1,707)	(4,117)
Cash flows from investing activities:
Proceeds from sale of discontinued operations	—	118,206
Acquisitions, net of cash acquired	(13,141)	(7,443)
Purchases of property and equipment	(857)	(1,017)
Software capitalization costs	(2,780)	(3,824)
Net change in funds held for clients	(184,356)	(20,290)
Net cash provided by (used in) investing activities	(201,134)	85,632
Cash flows from financing activities:
Proceeds from notes payable	8,856	28,636
Payments of notes payable	(12,234)	(118,421)
Proceeds from revolving line of credit	—	10,231
Payments of revolving line of credit	—	(10,312)
Debt financing fees	(245)	(1,539)
Payments of finance leases	—	(102)
Net proceeds from issuance of common stock	21,392	820
Net change in client fund obligations	184,823	22,669
Net cash provided by (used in) financing activities	202,592	(68,018)
Effect of foreign exchange rates	—	(115)
Net increase (decrease) in cash and cash equivalents	(249)	13,382
Cash and cash equivalents at beginning of period	28,826	15,444
Cash and cash equivalents at end of period	$28,577	$28,826

Reconciliation of GAAP to Non-GAAP
(In thousands, except for per shared data)

	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
	2019	2019	2019	2019	2019	2020	2020	2020	2020	2020
Total Revenue*	$20,410	$17,274	$17,854	$17,612	$73,150	$18,947	$14,115	$16,015	$16,430	$65,507

GAAP to Non-GAAP HCM Gross Profit
GAAP HCM Gross Profit	$14,156	$10,215	$10,768	$8,175	$43,314	$11,107	$8,107	$9,073	$9,806	$38,093
GAAP HCM Gross Margin	69.4%	59.1%	60.3%	46.4%	59.2%	58.6%	57.4%	56.7%	59.7%	58.2%
Stock Compensation	12	8	13	18	51	22	21	33	24	100
Depreciation	315	310	268	142	1,035	495	537	787	703	2,522
Amortization - intangibles	360	360	417	857	1,994	431	397	397	379	1,604
One Time HW Reserve / Other	0	0	0	321	321	0	0	0	0	0
One Time Product Royalties	189	188	168	129	674	91	67	0	0	158
Non-GAAP HCM Gross Profit	$15,032	$11,081	$11,634	$9,642	$47,389	$12,146	$9,130	$10,290	$10,911	$42,477
Non-GAAP HCM Gross Margin	73.7%	64.1%	65.2%	54.7%	64.8%	64.1%	64.7%	64.3%	66.4%	64.8%

GAAP NI to Non-GAAP HCM EBITDA
GAAP Net Income (Loss)	($3,437)	($6,298)	($5,624)	($26,932)	($42,291)	($1,767)	($3,944)	($4,759)	($5,842)	($16,311)
Interest Expense & Other, Net	2,714	3,069	2,712	7,510	16,005	235	164	408	279	1,086
Taxes based on a 0% tax rate	255	396	(130)	(24,632)	(24,111)	19	377	(325)	266	337
Depreciation	1,215	376	385	394	2,370	735	793	1,043	934	3,504
Amortization - intangibles	2,778	2,763	2,739	5,479	13,759	2,780	2,746	2,821	2,804	11,151
EBITDA	$3,525	$306	$82	($38,181)	($34,268)	$2,002	$136	($812)	($1,559)	($232)
EBITDA Margin	17.3%	1.8%	0.5%	-216.8%	-46.8%	10.6%	1.0%	-5.1%	-9.5%	-0.4%
Stock compensation	611	392	577	688	2,268	438	588	707	631	2,365
Acquisition costs/other 1x expenses	1,942	1,903	1,510	1,277	6,632	1,845	685	1,117	2,071	5,718
Impairment	0	0	0	35,060	35,060	0	0	0	0	0
Restructuring lookback	821	821	821	821	3,284	0	0	0	0	0
Non-GAAP HCM EBITDA	$6,899	$3,422	$2,990	($335)	$12,976	$4,285	$1,409	$1,012	$1,143	$7,850
Non-GAAP HCM EBITDA Margin	33.8%	19.8%	16.7%	-1.9%	17.7%	22.6%	10.0%	6.3%	7.0%	12.0%

GAAP NI to Non-GAAP HCM NI
GAAP Net Income (Loss)	($3,437)	($6,298)	($5,624)	($26,932)	($42,291)	($1,767)	($3,944)	($4,759)	($5,842)	($16,311)
Share Count	15,405	15,444	15,565	15,627	15,511	15,727	15,779	15,873	16,258	15,910
GAAP EPS	($0.22)	($0.41)	($0.36)	($1.72)	($2.73)	($0.11)	($0.25)	($0.30)	($0.36)	($1.03)
Stock compensation	611	392	577	688	2,268	438	588	707	631	2,365
Amortization - intangibles	2,778	2,763	2,739	5,479	13,759	2,780	2,746	2,821	2,804	11,151
Acquisition costs/other 1x expenses	1,942	1,903	1,510	1,277	6,632	1,845	685	1,117	2,071	5,718
Taxes based on a 0% tax rate	255	396	(130)	(24,632)	(24,111)	19	377	(325)	266	337
Impairment	0	0	0	35,060	35,060	0	0	0	0	0
Loss on extinguishment of debt	0	0	0	5,705	5,705	0	0	0	0	0
Restructuring lookback	821	821	821	821	3,284	0	0	0	0	0
1x Tax Penalty related to Prior periods	0	86	0	0	86	0	0	0	0	0
Non-GAAP HCM Net Income (Loss)	$2,970	$63	($107)	($2,534)	$392	$3,315	$452	($439)	($69)	$3,260
Share Count	15,436	15,502	15,565	15,627	15,567	15,914	15,899	15,873	16,258	16,013
Non-GAAP EPS	$0.19	$0.00	($0.01)	($0.16)	$0.03	$0.21	$0.03	($0.03)	$0.00	$0.20

*For comparison purposes, excluding non-strategic customer contracts, revenue would have been $19,258 in 1Q19, $16,245 in 2Q19, $16,830 in 3Q19, and $16,628 in 4Q19, totaling $68,961 for the full year 2019.

Investor Relations Contact:
Jeff Houston
Corporate Development
(512) 437-2349
Jeff.Houston@asuresoftware.com